EXHIBIT 99.2

REVOCABLE PROXY
TRADERS BANKSHARES, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE ☒		1. To approve and adopt the Agreement of Merger dated as of November 27, 2007, between Premier Financial Bancorp, Inc. and Traders Bankshares, Inc.	For With- For All hold Except ☐ ☐ ☐ ð

Special Meeting of Shareholders – _____________, 2008 Proxy Solicited on Behalf of the Board of Directors
2.  To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.
For With- For All hold Except ☐ ☐ ☐

The undersigned hereby appoints ____________________ and _______________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the right side of this proxy and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Special Meeting of Shareholders of Traders Bankshares, Inc. (“Traders”), to be held at the offices of Traders, 303 Main Street, Spencer, West Virginia, on _____________, 2008 at ______ __.m., local time, or any adjournments thereof, for the following purposes:
3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.	Date	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

Shareholder sign above – Co-holder (if any) sign above

If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
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